F6 File # 333163312
Rule 424b3

EXHIBIT A
AMERICAN DEPOSITARY SHARES
Each American Depositary Share represents one deposited Share
Overprint:  Effective July 11, 2011 the
companys name has changed to Grupo
Nutresa S.A.
THE BANK OF NEW YORK MELLON
 AMERICAN DEPOSITARY RECEIPT
FOR COMMON SHARES
OF
GRUPO NACIONAL DE CHOCOLATES
S.A.
INCORPORATED UNDER THE LAWS
OF COLOMBIA


The Bank of New York Mellon, as
depositary hereinafter called the
Depositary, hereby certifies that, or
registered assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES
representing deposited common shares
herein called Shares of Grupo Nacional de
Chocolates S.A., incorporated under the
laws of Colombia herein called the
Company.  At the date hereof, each
American Depositary Share represents one
Share deposited or subject to deposit under the Deposit Agreement as such term is hereinafter defined at the principal Bogota, D.C., Colombia office of Fiducolombia,
S.A. herein called the Custodian.  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286
1.THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of an issue herein called Receipts, all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of , 2009 herein called the Deposit Agreement, by and among the Company, the Depositary, and all Owners and Holders from time to time of American
Depositary Shares issued thereunder, each of whom by accepting American Depositary
Shares agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder such Shares, securities, property, and cash are herein called Deposited
Securities.  Copies of the Deposit
Agreement are on file at the Depositarys
Corporate Trust Office in New York City
and at the office of the Custodian.
The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.
2.SURRENDER OF AMERICAN
DEPOSITARY SHARES AND
WITHDRAWAL OF DEPOSITED
SECURITIES.
Upon surrender at the Corporate Trust
Office of the Depositary of American
Depositary Shares, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner of those American Depositary Shares is entitled to delivery, to him or as instructed, of the amount of Deposited
Securities at the time represented by those American Depositary Shares. Delivery of such Deposited Securities may be made by the delivery of a certificates or account transfer in the name of the Owner hereof or as ordered by him, with proper endorsement or accompanied by proper instruments or instructions of transfer and b any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate
Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.
3.TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
Transfers of American Depositary Shares
may be registered on the books of the
Depositary by the Owner in person or by a duly authorized attorney, upon surrender of those American Depositary Shares properly endorsed for transfer or accompanied by proper instruments of transfer, in the case of a Receipt, or pursuant to a proper instruction including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10 of the Deposit
Agreement, in the case of uncertificated
American Depositary Shares, and funds
sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. The Depositary, upon surrender of certificated American
Depositary Shares for the purpose of
exchanging for uncertificated American
Depositary Shares, shall cancel those
certificated American Depositary Shares and send the Owner a statement confirming that the Owner is the Owner of uncertificated
American Depositary Shares. The
Depositary, upon receipt of a proper
instruction including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10 of the Deposit
Agreement from the Owner of
uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall cancel those uncertificated American
Depositary Shares and deliver to the Owner the same number of certificated American
Depositary Shares.  As a condition
precedent to the delivery, registration of transfer, or surrender of any American
Depositary Shares or splitup or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, the
Custodian, or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto including any such tax or charge and fee with respect to Shares being deposited or withdrawn and payment of any applicable fees as provided in the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement.
The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of American
Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary
Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason, subject to the provisions of the following sentence.
Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding American
Depositary Shares and withdrawal of
Deposited Securities may not be suspended subject only to i temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign
Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, ii the payment of fees, taxes and similar charges, and iii compliance with any U.S. or foreign laws or governmental regulations relating to the
American Depositary Shares or to the
withdrawal of the Deposited Securities.  The
Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or such Shares are exempt from registration thereunder.
4.LIABILITY OF OWNER FOR TAXES.
If any tax or other governmental charge shall become payable with respect to any American Depositary Shares or any
Deposited Securities represented by any
American Depositary Shares, such tax or
other governmental charge shall be payable by the Owner to the Depositary. The
Depositary may refuse to register any
transfer of those American Depositary
Shares or any withdrawal of Deposited
Securities represented by those American
Depositary Shares until such payment is
made, and may withhold any dividends or
other distributions, or may sell for the account of the Owner any part or all of the Deposited Securities represented by those
American Depositary Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner shall remain liable for any deficiency.
5.WARRANTIES ON DEPOSIT OF
SHARES.
Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant, that such Shares and each certificate therefor, if applicable, are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of American
Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and delivery of American Depositary
Shares.
6.FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
Any person presenting Shares for deposit or any Owner or holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign
Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any American Depositary Shares or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Colombia that is then performing the function of the regulation of currency exchange.
7.CHARGES OF DEPOSITARY.
The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American
Depositary Shares or to whom American
Depositary Shares are issued including,
without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or
Deposited Securities or a delivery of
American Depositary Shares pursuant to
Section 4.03 of the Deposit Agreement, or by Owners, as applicable: 1 taxes and other governmental charges, 2 such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, 3 such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit
Agreement, 4 such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, 5 a fee of $5.00 or less per 100 American Depositary Shares or portion thereof for the delivery of American
Depositary Shares pursuant to Section 2.03,
4.03 or 4.04 of the Deposit Agreement and the surrender of American Depositary Shares pursuant to Section 2.05 or 6.02 of the Deposit Agreement, 6 a fee of $.02 or less per American Depositary Share or portion thereof for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement, 7 a fee for the distribution of securities pursuant to Section 4.02 of the Deposit
Agreement, such fee being in an amount
equal to the fee for the execution and
delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such securities for purposes of this clause 7 treating all such securities as if they were Shares but which securities are instead distributed by the Depositary to Owners, 8 in addition to any fee charged under clause
6, a fee of $.02 or less per American
Depositary Share or portion thereof per
annum for depositary services, which will be payable as provided in clause 9 below, 9 any other charges payable by the Depositary, any of the Depositarys agents, including the Custodian, or the agents of the Depositarys agents in connection with the servicing of Shares or other Deposited Securities which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit
Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions.
The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.
8.PRERELEASE OF RECEIPTS.
Unless requested in writing by the Company to cease doing so, notwithstanding Section
2.03 of the Deposit Agreement, the
Depositary may deliver American
Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement a Pre Release. The
Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the surrender of American Depositary Shares that have been Pre Released, whether or not such cancellation is prior to the termination of such Pre Release or the Depositary knows that such American Depositary Shares have been Pre Released. The Depositary may receive American Depositary Shares in lieu of Shares in satisfaction of a Pre
Release.  Each Pre Release will be a
preceded or accompanied by a written
representation from the person to whom
American Depositary Shares or Shares are to be delivered, that such person, or its customer, i owns the Shares or American
Depositary Shares to be remitted, as the case may be, ii assigns all beneficial right, title and interest in such Shares or American
Depositary Shares, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and iii will not take any action with respect to such Shares or American Depositary Shares, as the case may be, that is inconsistent with the transfer of beneficial ownership including, without the consent of the Depositary, disposing of Shares or American Depositary Shares, as the case may be, other than in satisfaction of such Prerelease, b at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, c terminable by the Depositary on not more than five 5 business days notice, and d subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre
Release will not normally exceed thirty
percent 30% of the Shares deposited under the Deposit Agreement provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set
Dollar limits with respect to PreRelease transactions to be entered into hereunder with any particular PreReleasee on a casebycase basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause b above shall be held by the Depositary as security for the performance of the PreReleasees obligations to the Depositary in connection with a PreRelease transaction, including the
PreReleasees obligation to deliver Shares or American Depositary Shares upon termination of a PreRelease transaction and shall not, for the avoidance of doubt, constitute Deposited Securities under the
Deposit Agreement.
The Depositary may retain for its own
account any compensation received by it in connection with the foregoing.
9.TITLE TO RECEIPTS.
It is a condition of this Receipt and every successive Owner and holder of this Receipt by accepting or holding the same consents and agrees that when properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of New
York. American Depositary Shares not
evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York. The Depositary, notwithstanding any notice to the contrary, may treat the Owner of American
Depositary Shares as the absolute owner
thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any Holder of American Depositary Shares unless that
Holder is the Owner of those American
Depositary Shares.
10.VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary provided, however that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.
11.REPORTS INSPECTION OF
TRANSFER BOOKS.
The Company publishes information in
English required to maintain the exemption from registration under Rule 12g32b under the Securities Exchange Act of 1934 on its Internet web site. The Companys Internet web site address is www.chocolates.com.co.
The Depositary will make available for
inspection by Owners at its Corporate Trust
Office any reports, notices and other
communications, including any proxy
soliciting material, received from the
Company which are both a received by the Depositary as the holder of the Deposited
Securities and b made generally available to the holders of such Deposited Securities by the Company. The Depositary will also, upon written request by the Company, send to Owners copies of such reports when furnished by the Company pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into English pursuant to any regulations of the Commission.
The Depositary will keep books, at its
Corporate Trust Office, for the registration of American Depositary Shares and transfers of American Depositary Shares which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the American
Depositary Shares.
12.DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement to the Owners entitled thereto provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.
Subject to the provisions of Section 4.11 and
5.09 of the Deposit Agreement, whenever
the Depositary receives any distribution other than a distribution described in
Section 4.01, 4.03 or 4.04 of the Deposit
Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale net of the fees and expenses of the Depositary as provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.01 of the Deposit
Agreement.  The Depositary may withhold
any distribution of securities under Section
4.02 of the Deposit Agreement if it has not received satisfactory assurances from the
Company that the distribution does not
require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Article that is sufficient to pay its fees and expenses in respect of that distribution.
If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall, if the Company so requests in writing, deliver to the Owners entitled thereto, an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and after deduction or upon issuance of American
Depositary Shares, including the
withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement and the Depositary may sell, by public or private sale, an amount of Shares received sufficient to pay its fees and expenses in respect of that distribution. In lieu of delivering fractional American Depositary
Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in
Section 4.01of the Deposit Agreement. If additional American Depositary Shares are not so delivered, each American Depositary
Share shall thenceforth also represent the additional Shares distributed upon the
Deposited Securities represented thereby.
In the event that the Depositary determines that any distribution in property including
Shares and rights to subscribe therefor is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property including Shares and rights to subscribe therefor in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.
13.RIGHTS.
In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, to the extent practicable, have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines, after consultation with the Company, to the extent practicable, in its discretion that it is lawful and feasible to make such rights available to all or certain
Owners but not to other Owners, the
Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.
In circumstances in which rights would
otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit
Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that a the Company has elected in its sole discretion to permit such rights to be exercised and b such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.
If the Depositary has distributed warrants or other instruments for rights to all or certain
Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to
Section 2.03 of the Deposit Agreement,
deliver American Depositary Shares to such Owner. In the case of a distribution pursuant to the second paragraph of this
Article 13, such deposit shall be made, and depositary shares shall be delivered, under depositary arrangements which provide for issuance of depositary shares subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable
United States laws.
If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.
The Depositary will not offer rights to
Owners unless both the rights and the
securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act provided, that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United
States for the Company upon which the
Depositary may rely that such distribution to such Owner is exempt from such registration.
The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.
14.CONVERSION OF FOREIGN
CURRENCY.
Subject to any restriction imposed by
Colombian laws, regulations or applicable permits issued by any governmental body, whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any American
Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit
Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.
If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency or an appropriate document evidencing the right to receive such foreign currency received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.
15.RECORD DATES.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other
Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which shall be the same as, or as near as practicable to, any corresponding record date set by the Company with respect to Shares, a for the determination of the Owners who shall be i entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, ii entitled to give instructions for the exercise of voting rights at any such meeting or iii responsible for any fee assessed by the Depositary pursuant to the Deposit Agreement, or b on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit
Agreement.
16.VOTING OF DEPOSITED
SECURITIES.
Upon receipt of notice of any meeting or solicitation of proxies or consents of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the reasonable discretion of the Depositary, which shall contain a such information as is contained in such notice of meeting received by the Depositary from the Company, b a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Colombian law and of the Estatuto or similar documents of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares and c a
statement as to the manner in which such instructions may be given, including an express indication that, if the Depositary does not receive instructions, it may deem instructions to have been given under the last sentence of this paragraph to vote the relevant Shares or other Deposited Securities in favor of the resolutions proposed by the board of directors of the Company, or, in the case of a resolution not proposed by the board of directors of the Company, in the same manner as the majority of all other securities of the same class voted at the meeting are voted in respect of that resolution, and d any indication received by the Depositary from the Company as to whether or not each resolution to be voted on has been proposed by the board of directors of the Company. Upon the written request of an Owner of American
Depositary Shares on such record date,
received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable and permitted under applicable laws and the terms of the Estatuto of the Company and the provisions of the Deposited Securities, to vote or cause to be voted the amount of Shares or other
Deposited Securities represented by those
American Depositary Shares in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited
Securities, other than in accordance with instructions received from Owners or deemed received under the following sentence. If i the Company made a request to the Depositary as contemplated by
Section 4.07 of the Deposit Agreement,
ii  complied with the second paragraph of
Section 4.07 of the Deposit Agreement and iii no instructions are received by the Depositary from an Owner with respect to an amount of Deposited Securities represented by that Owners American
Depositary Shares on or before the date
established by the Depositary for that
purpose, the Depositary shall deem that
Owner to have instructed the Depositary to vote, and the Depositary shall endeavor, in so far as practicable and permitted under applicable laws and the terms of the Estatuto of the Company and the provisions of the Deposited Securities, that amount of
Deposited Securities in favor of all
resolutions proposed by the board of
directors of the Company, or, in the case of a resolution not proposed by the board of directors of the Company, in the same manner as the majority of all other securities of the same class voted at the meeting are voted in respect of that resolution, except that such instruction shall not be deemed to have been given and the Depositary shall not vote that amount of Deposited Securities with respect to any matter as to which the Company informs the Depositary and the Company agrees to provide that information as promptly as practicable in writing, if applicable that x the Company does not wish the Depositary to vote those Deposited
Securities, y substantial opposition exists or z the matter materially and adversely affects the rights of holders of Shares.
In order to give Owners a reasonable
opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if the Company will request the Depositary to act under Section
4.07 of the Deposit Agreement, the
Company shall give the Depositary i notice of the meeting, ii details concerning the matters to be voted upon and iii an indication whether or not each resolution to be voted upon has been proposed by the board of directors of the Company, in each case not less than 30 days in advance of the meeting date.
There can be no assurance that Owners
generally or any Owner in particular will receive the notice as provided in Section
4.07 of the Deposit Agreement sufficiently prior to the instruction cutoff date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in Section 4.07 of the Deposit Agreement, and neither the
Company nor the Depositary shall be subject to any liability to any Owner or Holder if it does not receive such notice sufficiently prior to that cutoff date.
17.CHANGES AFFECTING DEPOSITED
SECURITIES.
Upon any change in nominal value, change in par value, splitup, consolidation, or any other reclassification of Deposited
Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, or upon the redemption or cancellation by the Company of the Deposited Securities, any securities, cash or property which shall be received by the Depositary or a Custodian in exchange for, in conversion of, in lieu of or in respect of Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited
Securities, the right to receive the new
Deposited Securities so received, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, in writing, deliver additional American Depositary Shares as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.
18.LIABILITY OF THE COMPANY AND
DEPOSITARY.
Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or holder, i if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority, or by reason of any provision, present or future, of the Estatuto or any similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company, or any of their respective directors, employees, agents or affiliates, shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed, ii by reason of any non performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, iii by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, iv for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or holders, or v for any special, consequential or punitive damages for any breach of the terms of the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Section 4.01, 4.02 or
4.03 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary nor any of their respective directors, employees, agents or affiliates assumes any obligation or shall be subject to any liability under the Deposit
Agreement to Owners or holders, except
that they agree to perform their obligations specifically set forth in the Deposit
Agreement without negligence or bad
faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares, on behalf of any Owner or holder or other person. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book entry settlement of Deposited Securities or otherwise. The
Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.
No disclaimer of liability under the
Securities Act of 1933 is intended by any provision of the Deposit Agreement.
19.RESIGNATION AND REMOVAL OF
THE DEPOSITARY APPOINTMENT OF
SUCCESSOR CUSTODIAN.
The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the earlier of i the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement or ii termination by the Depositary pursuant to
Section 6.02 of the Deposit Agreement.  The
Depositary may at any time be removed by the Company by 90 days prior written notice of such removal, to become effective upon the later of i the 90th day after delivery of the notice to the Depositary and ii the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The
Depositary in its discretion may appoint a substitute or additional custodian or custodians.
20.AMENDMENT.
The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or holders in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses, or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding
American Depositary Shares. Every Owner
and holder of American Depositary Shares, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such American Depositary Shares or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner to surrender American
Depositary Shares and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.
21.TERMINATION OF DEPOSIT
AGREEMENT.
The Company may terminate the Deposit
Agreement by instructing the Depositary to mail notice of termination to the Owners of all American Depositary Shares then outstanding at least 60 days prior to the termination date included in such notice. The Depositary may likewise terminate the Deposit Agreement, if at any time 30 days shall have expired after the Depositary delivered to the Company a written resignation notice and if a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement in such case the Depositary shall mail a notice of termination to the Owners of all American Depositary
Shares then outstanding at least 30 days prior to the termination date. On and after the date of termination, the Owner of American Depositary Shares will, upon a surrender of such American Depositary
Shares, b payment of the fee of the
Depositary for the surrender of American
Depositary Shares referred to in Section
2.05, and c payment of any applicable
taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by those American Depositary Shares. If any American Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of American Depositary Shares after deducting, in each case, the fee of the Depositary for the surrender of American
Depositary Shares, any expenses for the
account of the Owner of such American
Depositary Shares in accordance with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges. At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary
Shares that have not theretofore been
surrendered, such Owners thereupon
becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash after deducting, in each case, the fee of the Depositary for the surrender of American
Depositary Shares, any expenses for the
account of the Owner of such American
Depositary Shares in accordance with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges.  Upon the
termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.
22. DTC DIRECT REGISTRATION
SYSTEM AND PROFILE
MODIFICATION SYSTEM.
aNotwithstanding the provisions of
Section 2.04 of the Deposit Agreement, the parties acknowledge that the Direct
Registration System DRS and Profile
Modification System Profile shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated
American Depositary Shares, which
ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner, to direct the Depositary to register a transfer of those American
Depositary Shares to DTC or its nominee
and to deliver those American Depositary
Shares to the DTC account of that DTC
participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
bIn connection with and in accordance
with the arrangements and procedures
relating to DRS/Profile, the parties
understand that the Depositary will not
verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting registration of transfer and delivery described in subsection a has the actual authority to act on behalf of the Owner notwithstanding any requirements under the
Uniform Commercial Code.  For the
avoidance of doubt, the provisions of
Sections 5.03 and 5.08 of the Deposit
Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositarys reliance in good faith on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement, shall not constitute negligence on the part of the Depositary.
23.SUBMISSION TO JURISDICTION
JURY TRIAL WAIVER WAIVER OF
IMMUNITIES.
In the Deposit Agreement, the Company has i appointed Puglisi Associates, 850
Libruary Avenue, Suite 204, Newark,
Delaware 19711 as the Companys
authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited
Securities, the American Depositary Shares, the Receipts or this Agreement, ii consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and iii agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.
EACH PARTY TO THE DEPOSIT
AGREEMENT INCLUDING, FOR
AVOIDANCE OF DOUBT, EACH
OWNER AND HOLDER THEREBY
IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY IN
ANY SUIT, ACTION OR PROCEEDING
AGAINST THE COMPANY AND/OR
THE DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY SHARES OR
THE RECEIPTS, THE DEPOSIT
AGREEMENT OR ANY TRANSACTION
CONTEMPLATED HEREIN OR
THEREIN, OR THE BREACH HEREOF
OR THEREOF, INCLUDING WITHOUT
LIMITATION ANY QUESTION
REGARDING EXISTENCE, VALIDITY
OR TERMINATION WHETHER BASED
ON CONTRACT, TORT OR ANY
OTHER THEORY.
To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.
24.DISCLOSURE OF BENEFICIAL
OWNERSHIP.
The Company may from time to time request
Owners or Holders or former Owners or
Holders to provide information as to the capacity in which they hold or held
American Depositary Shares and regarding the identity of any other persons then or previously interested in such American
Depositary Shares and the nature of such interest and various other matters. Each such Owner or Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to Section 3.04 of the Deposit Agreement whether or not still an Owner or Holder at the time of such request.